                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
OCTOBER 16, 2001

CONTACTS:
Investors                                      Media
Jay Gould              (614) 480-4060          Jeri Grier        (614) 480-5413
Laurie Counsel         (614) 480-3878
Cheri Gray             (614) 480-3803


                  HUNTINGTON BANCSHARES REPORTS THIRD QUARTER
             OPERATING EARNINGS OF $0.30 PER SHARE EXCLUDING CHARGES


COLUMBUS, Ohio - Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today reported third quarter operating earnings of $75.7 million, or $0.30 per common share, excluding restructuring and other charges associated with the company's previously announced strategic refocusing. This compares with $74.5 million, or $0.30 per common share, in the second quarter, and $83.0 million, or $0.33 per common share, in the year-ago quarter, also adjusted to exclude restructuring and other charges.

     Reported third quarter results included $50.8 million pretax ($33.0 million after tax) of restructuring and other charges associated with the strategic refocusing announced July 12, 2001. Third quarter reported earnings were $42.6 million, or $0.17 per common share. This compares with reported earnings of $2.4 million, or $0.01 per common share, in the second quarter and $50.5 million, or $0.20 per common share, a year ago.

     Total charges related to the restructuring are expected to be $215 million pretax ($140 million after tax). Through the third quarter, such charges totaled $161.8 million pretax ($105.2 million after tax).

     Operating earnings for the nine months ending September 30, 2001, were $218.0 million, or $0.87 per common share, compared with $284.7 million, or $1.14 per common share, a year ago. On a reported basis, nine-month earnings were $112.9 million, or $0.45 per common share, compared with $252.2 million, or $1.01 per common share, a year ago.

     Third quarter results included:

-    7% annualized increase in average managed loans from second quarter levels.

- 11% annualized increase in average core deposits from second quarter levels.

-    17% increase in non-interest income from a year ago.

- $4.4 million decline in non-interest expense from the second quarter with an improvement in the efficiency ratio to 57.5% from 58.6%.

-    27% increase in non-performing assets from June 30, 2001.

- Net charge-offs of 0.74%, including 13 basis points associated with the strategic refocusing effort.


     "We have made great progress on a number of fronts in implementing our strategic refocusing plan," said Thomas Hoaglin, chairman, president and chief executive officer. "This included reaching an agreement to sell our Florida banking operations, one of the plan's key components. We are delighted with this quarter's growth of core deposits, the strongest quarterly increase in recent history. Moreover, our renewed emphasis on improving operating margins gained momentum as evidenced by the expansion in the net interest margin, strong year-over-year growth in fee income, and the decline from last quarter in non-interest expense.

     "While we have been making progress on a number of fronts, economic conditions are continuing to worsen and the outlook is more negative today than it was 90 days ago," he continued. "As such, we will be watching credit trends very carefully and will take necessary actions to ensure the continued strength of our balance sheet and credit loss reserves."

     Results discussed below are on an operating basis and exclude the impact of restructuring and other charges in all periods.

     Net interest income increased $1.8 million from the second quarter reflecting the positive impact of a 7 basis point expansion in the net interest margin, partially offset by a slight decline in average earning assets. The expansion in the net interest margin to 4.04% primarily reflected the continued reduction in lower-margin assets and a slightly liability-sensitive balance sheet.

     Average managed loans increased 7% on an annualized basis in the quarter, up from the 5% increase in the second quarter. This reflected increases in commercial and consumer loans of 3% and 10%, respectively. The growth in consumer loans reflected seasonally strong growth in auto loans/leases. Compared with the year-ago quarter, average managed loans increased 7%, with commercial up 5% and consumer up 9%.

     Average core deposits increased 11% on an annualized basis from the second quarter, after many quarters of essentially flat performance. This primarily reflected increased emphasis on attracting retail deposits. Average core deposits were up slightly from the year-ago quarter.

     Non-interest income, excluding securities gains, decreased $1.3 million from the second quarter. This decrease was driven by a $4.1 million, or 22%, decline in mortgage banking revenue, reflecting the second quarter's strong mortgage banking activity. All other major categories of fee revenue increased from the second quarter. Compared with the year-ago quarter, non-interest income increased $19.1 million, or 17%, primarily reflecting strong increases in mortgage banking, brokerage and insurance, trust services, and capital markets revenue.

     Non-interest expense declined $4.4 million, or 2%, from the second quarter reflecting management's increased focus on cost containment. The efficiency ratio improved to 57.5%, down from 58.6% in the second quarter, and from a peak of 62.0% in the 2001 first quarter. Compared with the year-ago quarter, non-interest expense was up $15.3 million, or 7%.

     Loan loss provision expense in the third quarter was $49.6 million, up $3.8 million, or 8%, from the second quarter. Net charge-offs as a percent of average loans were 0.61% in the third quarter, down from 0.73% in the second quarter. Non-performing assets at September 30,

2001, were $210.1 million, up $44.1 million, or 27%, from June 30 and represented 0.97% of loans and other real estate, up from 0.79%. This increase occurred across a number of industries, reflecting the weakened financial condition of borrowers caused by deterioration in the economy. The allowance for loan losses as a percent of period-end loans was unchanged at 1.67% from June 30, and up significantly from 1.45% a year ago.

     At September 30, 2001, the tangible equity to assets ratio was 5.96%, essentially unchanged from June 30. Following the completion early next year of the sale of the Florida banking operations, this ratio will be improved to a minimum of 6.5%.

WEBCAST INFORMATION
     A conference call to discuss third quarter results will be held today at 2:00 p.m. Eastern and will be available via a live Internet Webcast at www.streetevents.com. A replay of the Webcast will be archived at that same address until midnight October 30, 2001. The supplemental financial tables as well as the slides for the conference call are available at www.huntington-ir.com and will be filed, along with management's comments, with the Securities and Exchange Commission on Form 8-K.

ABOUT HUNTINGTON

     Huntington Bancshares Incorporated is a $28 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 135 years of serving the financial needs of its customers. Huntington provides innovative products and services through more than 500 offices in Florida, Indiana, Kentucky, Maryland, Michigan, New Jersey, Ohio and West Virginia. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong. Huntington also offers products and services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank, and through its network of more than 1,400 ATMs.

                                       ###

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the successful integration of acquired businesses; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. All forward-looking statements included in this news release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

                       HUNTINGTON BANCSHARES INCORPORATED
                       CONSOLIDATED RESULTS OF OPERATIONS
                    (in thousands, except per share amounts)


--------------------------------------------------------------------------------------------------------

                                                    THREE MONTHS ENDED SEPTEMBER 30, 2001
                                  ----------------------------------------------------------------------
                                                               RESTRUCTURING
                                                                    AND
                                        REPORTED                   OTHER                 OPERATING
                                        EARNINGS                  CHARGES                EARNINGS
                                  ---------------------     -------------------     --------------------
Interest Income                      $478,834                  $   --                 $478,834
Interest Expense                      229,047                      --                  229,047
                                     --------                  --------               --------
Net Interest Income                   249,787                      --                  249,787
Provision for Loan Losses              49,559                      --                   49,559
Securities Gains                        1,059                      --                    1,059
Non-Interest Income                   129,397                      --                  129,397
Non-Interest Expense                  228,890                      --                  228,890
Special Charge                         50,817                    50,817                   --
                                     --------                  --------               --------
Income Before Income Taxes             50,977                   (50,817)               101,794
Provision for Income Taxes              8,348                   (17,786)                26,134
                                     --------                  --------               --------
NET INCOME                           $ 42,629                  $(33,031)              $ 75,660
                                     ========                  ========               ========

NET INCOME PER COMMON
   SHARE -- DILUTED (1)                 $0.17                    ($0.13)                 $0.30
                                     ========                  ========               ========


--------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------

                                                   Three Months Ended September 30, 2000
                                  ----------------------------------------------------------------------
                                                              Restructuring
                                                                   and
                                        Reported                  Other                 Operating
                                        Earnings                 Charges                Earnings
                                  --------------------     -------------------    ----------------------
Interest Income                       $535,791                $   --                   $535,791
Interest Expense                       299,922                    --                    299,922
                                      --------                --------                 --------
Net Interest Income                    235,869                    --                    235,869
Provision for Loan Losses               26,396                    --                     26,396
Securities Gains                        11,379                    --                     11,379
Non-Interest Income                    110,273                    --                    110,273
Non-Interest Expense                   213,585                    --                    213,585
Special Charge                          50,000                  50,000                     --
                                      --------                --------                 --------
Income Before Income Taxes              67,540                 (50,000)                 117,540
Provision for Income Taxes              17,010                 (17,500)                  34,510
                                      --------                --------                 --------
NET INCOME                            $ 50,530                $(32,500)                $ 83,030
                                      ========                ========                 ========

NET INCOME PER COMMON
   SHARE -- DILUTED (1)                  $0.20                  ($0.13)                   $0.33
                                      ========                ========                 ========


-------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------

                                                       NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   ----------------------------------------------------------------------
                                                                RESTRUCTURING
                                                                     AND
                                         REPORTED                   OTHER              OPERATING
                                         EARNINGS                  CHARGES             EARNINGS
                                   ---------------------     -------------------     --------------------
Interest Income                       $1,495,768                $     --              $1,495,768
Interest Expense                         754,824                      --                 754,824
                                      ----------                ----------            ----------
Net Interest Income                      740,944                      --                 740,944
Provision for Loan Losses                200,518                    71,718               128,800
Securities Gains                             634                    (5,250)                5,884
Non-Interest Income                      375,749                      --                 375,749
Non-Interest Expense                     696,276                      --                 696,276
Special Charge                            84,814                    84,814                  --
                                      ----------                ----------            ----------
Income Before Income Taxes               135,719                  (161,782)              297,501
Provision for Income Taxes                22,847                   (56,624)               79,471
                                      ----------                ----------            ----------
NET INCOME                            $  112,872                $ (105,158)           $  218,030
                                      ==========                ==========            ==========

NET INCOME PER COMMON
   SHARE -- DILUTED (1)                    $0.45                    ($0.42)                $0.87
                                      ==========                ==========            ==========

---------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------

                                                       Nine Months Ended September 30, 2000
                                   ----------------------------------------------------------------------
                                                               Restructuring
                                                                    and
                                         Reported                  Other                 Operating
                                         Earnings                 Charges                Earnings
                                   --------------------     -------------------    ----------------------
Interest Income                         $1,570,844              $     --                $1,570,844
Interest Expense                           861,478                    --                   861,478
                                        ----------              ----------              ----------
Net Interest Income                        709,366                    --                   709,366
Provision for Loan Losses                   57,931                    --                    57,931
Securities Gains                            36,256                    --                    36,256
Non-Interest Income                        326,754                    --                   326,754
Non-Interest Expense                       611,767                    --                   611,767
Special Charge                              50,000                  50,000                    --
                                        ----------              ----------              ----------
Income Before Income Taxes                 352,678                 (50,000)                402,678
Provision for Income Taxes                 100,454                 (17,500)                117,954
                                        ----------              ----------              ----------
NET INCOME                              $  252,224              $  (32,500)             $  284,724
                                        ==========              ==========              ==========

NET INCOME PER COMMON
   SHARE -- DILUTED (1)                      $1.01                  ($0.13)                  $1.14
                                        ==========              ==========              ==========

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

(1)  Adjusted for stock splits and stock dividends, as applicable.

                       HUNTINGTON BANCSHARES INCORPORATED
                        CONSOLIDATED COMPARATIVE SUMMARY
                    (in thousands, except per share amounts)

-----------------------------------------------------------------------------------------------------------------
                                              CONSOLIDATED RESULTS OF OPERATIONS (OPERATING BASIS) (1)
-----------------------------------------------------------------------------------------------------------------

                                                         THREE MONTHS ENDED
                                                            SEPTEMBER 30,
                                           ------------------------------------------------        CHANGE
                                                   2001                       2000                   %
                                           ----------------------     ---------------------     -----------------
Interest Income                                 $478,834                  $535,791                 (10.6)%
Interest Expense                                 229,047                   299,922                 (23.6)
                                                --------                  --------
Net Interest Income                              249,787                   235,869                   5.9
Provision for Loan Losses                         49,559                    26,396                  87.8
Securities Gains                                   1,059                    11,379                   N.M.
Non-Interest Income                              129,397                   110,273                  17.3
Non-Interest Expense                             228,890                   213,585                   7.2
Income Before Income Taxes                       101,794                   117,540                 (13.4)
Provision for Income Taxes                        26,134                    34,510                 (24.3)
                                                --------                  --------
NET INCOME                                      $ 75,660                  $ 83,030                  (8.9)%
                                                ========                  ========

NET INCOME PER COMMON SHARE (2)
        Basic                                      $0.30                     $0.33                  (9.1)%
        Diluted                                    $0.30                     $0.33                  (9.1)%
        Diluted--Cash Basis (3)                    $0.33                     $0.36                  (8.3)%

  Cash Dividends Declared                          $0.16                     $0.20                 (20.0)%

  Shareholders' Equity (period end)                $9.57                     $9.10                   5.2 %

AVERAGE COMMON SHARES (2)
        Basic                                    251,148                   251,114                   --- %
        Diluted                                  252,203                   252,033                   0.1 %

-----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                            CONSOLIDATED RESULTS OF OPERATIONS (OPERATING BASIS) (1)
---------------------------------------------------------------------------------------------------------------

                                                       NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                         ------------------------------------------------       CHANGE
                                                 2001                       2000                  %
                                         ----------------------    ----------------------    ------------------
Interest Income                                $1,495,768               $1,570,844                (4.8)%
Interest Expense                                  754,824                  861,478               (12.4)
                                               ----------               ----------
Net Interest Income                               740,944                  709,366                 4.5
Provision for Loan Losses                         128,800                   57,931               122.3
Securities Gains                                    5,884                   36,256                 N.M.
Non-Interest Income                               375,749                  326,754                15.0
Non-Interest Expense                              696,276                  611,767                13.8
Income Before Income Taxes                        297,501                  402,678               (26.1)
Provision for Income Taxes                         79,471                  117,954               (32.6)
                                               ----------               ----------
NET INCOME                                     $  218,030               $  284,724               (23.4)%
                                               ==========               ==========

NET INCOME PER COMMON SHARE (2)
        Basic                                       $0.87                    $1.15               (24.3)%
        Diluted                                     $0.87                    $1.14               (23.7)%
        Diluted--Cash Basis (3)                     $0.96                    $1.23               (22.0)%

  Cash Dividends Declared                           $0.56                    $0.56                 --- %

  Shareholders' Equity (period end)                 $9.57                    $9.10                 5.2 %

AVERAGE COMMON SHARES (2)
        BASIC                                     251,039                  247,984                 1.2 %
        Diluted                                   251,537                  248,909                 1.1 %

---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                            KEY PERFORMANCE RATIOS (OPERATING BASIS) (1)
--------------------------------------------------------------------------------------------

                                                          THREE MONTHS ENDED
                                                             SEPTEMBER 30,
                                             -----------------------------------------------
                                                     2001                       2000
                                             ----------------------     --------------------
Return On:
  Average Total Assets                               1.07%                     1.15%
  Average Shareholders' Equity                      12.64%                    14.04%
Efficiency Ratio                                    57.48%                    58.38%
Net Interest Margin                                  4.04%                     3.74%

--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                            KEY PERFORMANCE RATIOS (OPERATING BASIS) (1)
-------------------------------------------------------------------------------------------

                                                           NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                           ------------------------------------------------
                                                   2001                       2000
                                           ----------------------    ----------------------
Return On:
  Average Total Assets                           1.03%                        1.32%
  Average Shareholders' Equity                  12.20%                       16.87%
Efficiency Ratio                                59.30%                       55.39%
Net Interest Margin                              3.99%                        3.74%

-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                           CONSOLIDATED STATEMENT OF CONDITION DATA (AVERAGE)
------------------------------------------------------------------------------------------------------------
                                                   THREE MONTHS ENDED
                                                       SEPTEMBER 30,
                                     ------------------------------------------------       CHANGE
                                             2001                       2000                   %
                                     ----------------------     ---------------------     -----------------
Total Loans - Reported                    $21,347,885              $20,623,133                 3.5 %
Total Loans - Managed                      22,625,693               21,644,025                 4.5
Total Deposits                             19,486,937               19,782,512                (1.5)
Total Assets - Reported                    27,988,386               28,697,506                (2.5)
Shareholders' Equity                        2,375,358                2,351,914                 1.0

------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                         CONSOLIDATED STATEMENT OF CONDITION DATA (AVERAGE)
----------------------------------------------------------------------------------------------------------
                                                  NINE MONTHS ENDED
                                                     SEPTEMBER 30,
                                    ------------------------------------------------         CHANGE
                                             2001                      2000                    %
                                    ----------------------    ----------------------    ------------------
Total Loans - Reported                   $21,026,596               $20,728,548               1.4 %
Total Loans - Managed                     22,343,222                21,225,140               5.3
Total Deposits                            19,221,163                19,749,348              (2.7)
Total Assets - Reported                   28,191,133                28,742,341              (1.9)
Shareholders' Equity                       2,388,764                 2,254,590               6.0

----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                           CAPITAL RATIOS AND ASSET QUALITY
-----------------------------------------------------------------------------------------------------------

                                                                            SEPTEMBER 30,
                                                           ------------------------------------------------
                                                                    2001                      2000
                                                           ----------------------     ---------------------
  Tier I Risk-Based Capital (4)                                    6.97%                     7.20%
  Total Risk-Based Capital (4)                                    10.13%                     10.64%
  Tier I Leverage (4)                                              7.10%                     6.80%
  Tangible Equity/Assets -- Period End                             5.96%                     5.73%
  Average Equity/Assets -- Quarterly                               8.49%                     8.20%

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                        CAPITAL RATIOS AND ASSET QUALITY
-----------------------------------------------------------------------------------------------------------

                                                                      SEPTEMBER 30,
                                                         ----------------------------------
                                                             2001                 2000
                                                         ------------          ------------
  Non-performing loans (NPLs)                              $202,011              $76,512
  Total non-performing assets (NPAs)                       $210,061              $88,494
  Allowance for loan losses/total loans                       1.67%                 1.45%
  Allowance for loan losses/NPLs                            178.43%               385.15%
  Allowance for loan losses and other
   real estate/NPAs                                         171.08%               326.77%

-----------------------------------------------------------------------------------------------------------

(1) Income component excludes after-tax impact of Restructuring and Other Charges ($33,031 in 3Q '01; $72,127 in 2Q '01; $32,500 in 3Q '00).

(2)  Adjusted for stock splits and stock dividends, as applicable.

(3) Tangible or "Cash Basis" net income excludes amortization of goodwill, net of income taxes.

(4)  Estimated. N.M. - Not Meaningful.